Exhibit 99.1

630 Las Gallinas Ave
San Rafael, CA 94903
For Immediate Release
April 27, 2007

Contact:	Mark Garwood
President / CEO
Epic Bancorp
415-526-6400

Epic Wealth Management
Appoints New Chairman

Veteran Directors to Assume
New Duties on Board

San Rafael, CA—April 27, 2007—Epic Bancorp (NASDAQ:  EPIK) today announced that effective April 24, 2007 Paul David Schaeffer has been appointed as the chairman of the board of Epic Wealth Management (EWM) and Alan G. Bortel as its vice chairman.

The EWM board will now be comprised of:

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Schaeffer, 56, who is also a director of Epic Bancorp and its subsidiary, Tamalpais Bank.  Currently, he is managing director, Strategy Innovation at SEI Investments in the firm’s Investment Manager Market Unit.  Prior to joining SEI, Schaeffer was also the managing partner of Investment Counseling Inc., a leader strategy consulting firm to the financial services industry. Earlier in his career, he held government and public policy senior positions with President Jimmy Carter, Senator Edward M. Kennedy and Congressman Les Aspin.

•

Bortel, 66, a Certified Financial Advisor, is also a Director of Epic Bancorp and chairman of the Board’s Compensation Committee.  A nationally-recognized analyst, Bortel has held senior management positions with Lehman Brothers, Loeb Rhoades & Co. and Sutro & Co.  He holds a BS in economics from The Wharton School of the University of Pennsylvania and an MBA in finance from UC Berkeley.

•

Mark Garwood, 52, who is CEO/president of Epic Bancorp and Vice Chairman/CEO/president of Tamalpais Bank.  Garwood is also a Director of Epic Bancorp and the Bank.  He joined Tamalpais Bank in 1991 and became CEO/president in 2004 and was named CEO/president of Epic Bancorp in 2006.

Epic Bancorp
Press Release
April 27, 2007

“Epic Wealth Management is well-positioned to pursue its growth goals,” Schaeffer said.  “We have a solid senior management team and we expect to aggressively grow our assets under management portfolio.”

William Osher, chief operating officer, and Seth Scholar, director of equity investments, lead a team of veteran wealth advisors.  “Both Bill and Seth are well-respected in the wealth management field,” Schaeffer said.  “With their strategic vision combined with the continuity that they provide to our senior leadership team, we are well-positioned for growth.”

Epic Bancorp, parent company of Epic Wealth Management and Tamalpais Bank, recently named Carolyn Horan as its new chairman.  In assuming in her new duties, Horan resigned from the Epic Wealth Management board.

About Epic Wealth Management

Epic Wealth Management specializes in helping clients of Tamalpais Bank and other high net worth families reach their lifetime financial goals through a collaborative, comprehensive and education-oriented approach to investment management. Epic Wealth Management is located at 851 Irwin Street in San Rafael. For additional information about Epic Wealth Management, please call 415-526-4300.

About Epic Bancorp

Epic Bancorp (www.epicbancorp.com) based in San Rafael, CA, is the parent company of Tamalpais Bank and Epic Wealth Management. The Company had $500 million in assets and $370 million in deposits as of March 31, 2007.  Shares of the Company’s common stock are traded on the NASDAQ Capital Market System under the symbol EPIK. For additional information, please contact Mark Garwood at 415-526-6400.

About Tamalpais Bank

Tamalpais Bank, a wholly owned subsidiary of Epic Bancorp, operates seven branches in Marin County and a loan production office in Santa Rosa.  The branches are located in Corte Madera, Greenbrae, Mill Valley, San Anselmo, San Rafael, Terra Linda, and Tiburon/Belvedere.

Epic Bancorp
Press Release
April 27, 2007

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This news release contains forward-looking statements with respect to the financial condition, results of operation and business of Epic Bancorp and its subsidiaries. These include, but are not limited to, statements that relate to or are dependent on estimates or assumptions relating to the prospects of loan growth, credit quality, changes in securities or financial markets, and certain operating efficiencies resulting from the operations of Tamalpais Bank and Epic Wealth Management . These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressure among financial services companies increases significantly; (2) changes in the interest rate environment reduce interest margins; (3) general economic conditions, internationally, nationally or in the State of California are less favorable than expected; (4) legislation or regulatory requirements or changes adversely affect the businesses in which the consolidated organization is or will be engaged;(5) the ability to satisfy the requirements of the Sarbanes-Oxley Act and other regulations governing internal controls; (6) volatility or significant changes in the equity and bond markets which can affect overall growth and profitability of our wealth management business and;  (7)other risks detailed in the Epic Bancorp filings with the Securities and Exchange Commission. When relying on forward-looking statements to make decisions with respect to Epic Bancorp, investors and others are cautioned to consider these and other risks and uncertainties.  Epic Bancorp disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments